Independent Registered Public Accounting Firm's Consent

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-118502 of Metropolitan Series Fund, Inc. on Form N-14AE of our report dated February 13, 2004 appearing in the Annual Report of Capital Guardian U.S. Equity Portfolio of Metropolitan Series Fund, Inc. for the year ended December 31, 2003 and to the reference to us under the heading "Financial Statements and Experts" in the Prospectus/Proxy Statement, which is a part of this Registration Statement.

/s/ Deloitte & Touche LLP
September 24, 2004
Boston, Massachusetts